UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2013 (January 9, 2013)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A310, Pacific Palisades, CA 90272

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on December 21, 2012, Sequential Brands Group, Inc. (“Sequential”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a select group of accredited investors (the “Investors”), pursuant to which Sequential agreed to sell to the Investors an aggregate of 4,966,667 shares of Sequential’s common stock, par value $0.001 (the “Securities”), at a purchase price of $4.50 per share, for a total offering amount of approximately $22.4 million (the “Offering”).

The Offering was consummated on January 9, 2013. Affiliates of Sequential purchased 744,444 shares, with Sequential’s chief executive officer, Mr. Yehuda Shmidman, purchasing 11,111 shares and TCP SQBG Acquisition, LLC, a fund affiliated with Tengram Capital Associates, LLC, Sequential’s majority stockholder, purchasing 733,333 shares. As contemplated by the Purchase Agreement, Sequential also entered into a registration rights agreement with the Investors on January 9, 2013 (the “Registration Rights Agreement”).

The Registration Rights Agreement requires Sequential to file a resale shelf registration statement (the “Resale Shelf”) for the Securities purchased by each Investor in the Offering within 120 days of the Closing Date (the “Filing Deadline”) and must use its commercially reasonable efforts to cause the Resale Shelf to become effective as promptly thereafter as practicable but in any event not later than 90 days after the Filing Deadline if Sequential receives comments from the Securities and Exchange Commission (the “SEC”), or 30 days after the Filing Deadline, if Sequential does not receive comments from the SEC (such applicable date, the “Effectiveness Deadline”). If Sequential fails to meet the Filing Deadline or the Effectiveness Deadline, subject to certain grace periods provided for in the Registration Rights Agreement, Sequential will be required to pay certain liquidated damages to the Investors. The Registration Rights Agreement also provides for customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods. In the event the Investors no longer hold “Registrable Securities,” as defined in the Registration Rights Agreement, notwithstanding the foregoing, Sequential may not be obligated to put up the Resale Shelf.

The foregoing description of the Registration Rights Agreement may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits.

Exhibit Number	Description
10.1	Form of Registration Rights Agreement dated January 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: January 11, 2013	By:	/s/ Yehuda Shmidman
	Name:	Yehuda Shmidman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Registration Rights Agreement dated January 9, 2013.